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Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

        The following unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2003 and the nine months ended September 30, 2004, have been prepared based on the historical condensed consolidated statements of income of Petrohawk and Wynn-Crosby incorporated by reference or included elsewhere herein, under the assumptions set forth in the accompanying footnotes. The unaudited pro forma consolidated balance sheet at September 30, 2004 has been prepared based on the historical condensed consolidated balance sheet of Petrohawk incorporated by reference herein under the assumptions set forth in the accompanying footnotes.

        On November 23, 2004, Petrohawk acquired Wynn-Crosby Energy, Inc. and the limited partnerships that it manages for approximately $422 million (the "Acquisition"). This transaction was accounted for by Petrohawk using the purchase method of accounting. The effect of this transaction is reflected in the Pro Forma Adjustments in the unaudited pro forma consolidated financial statements.

        Petrohawk financed a portion of the purchase price for the Acquisition with the net proceeds of a private offering of its Series B preferred stock. The effect of this offering and the conversion of the Series B preferred stock into common stock is reflected in the Pro Forma Adjustments in the unaudited pro forma consolidated financial statements.

        Petrohawk entered into a four year, $400 million senior revolving credit facility and a $50 million second lien credit facility, which funded upon closing of the Acquisition. The revolving credit facility provides for a preliminary borrowing base of $200 million. To secure borrowings, Petrohawk pledged 100% of the shares of stock of its domestic subsidiaries and gave mortgages covering approximately 80% of the total present value of its domestic oil and gas properties.

        The unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2003 and the nine months ended September 30, 2004, assume the Acquisition occurred on January 1, 2003. The unaudited pro forma consolidated balance sheet at September 30, 2004, assumes the Acquisition occurred on that date. Petrohawk believes the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to such transactions. The unaudited pro forma consolidated financial statements do not purport to represent what our results of operations would have been if such transactions had occurred on that date. These unaudited pro forma consolidated financial statements should be read in conjunction with the Consolidated Financial Statements of Petrohawk Energy Corporation incorporated by reference herein and the Combined Financial Statements of Wynn-Crosby Energy, Inc., and its affiliated partnerships included herein.

        The unaudited pro forma financial statements do not include the effect of Petrohawk's purchase of approximately 2.9 Bcfe of estimated proved reserves from PHAWK on August 11, 2004.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2003

(in thousands of dollars, except per share data)

	Petrohawk Historical	Wynn-Crosby Historical	Pro Forma Adjustments		Petrohawk Pro Forma Adjusted(4)
REVENUES:
Oil and gas	$12,591	$92,430			$105,021
Field services	334	—			334
Other	—	46			46

Total revenue	12,925	92,476			105,401
COSTS AND EXPENSES:
Production:
Lease operations	2,402	15,407			17,809
Production, severance and ad valorem taxes	875	5,927			6,802
Gathering, transportation and other	—	1,430			1,430
Field services	185	—			185
General and administrative	2,678	3,697			6,375
Stock-based compensation	252	—			252
Full cost ceiling impairment	129	—			129
Depreciation, depletion and amortization	4,858	11,508	(11,508 33,521	) (1) (1)	38,379
Accretion of asset retirement obligations	50	604			654
Other	—	301			301

Total costs and expenses	11,429	38,874			72,316

INCOME FROM OPERATIONS	1,496	53,602			33,085
OTHER INCOME (EXPENSE):
Financial derivatives, realized	—	(4,530)			(4,530)
Financial derivatives, unrealized	—	(2,377)			(2,377)
Equity income of non-affiliates	—	228			228
Gain on sale of assets	—	63			63
Investment income	—	58			58
Interest expense	(476)	(2,338)	2,338 (8,602	(2) ) (2)	(9,078)
Interest income and other	(30)	—			(30)

Total other expense	(506)	(8,896)			(15,666)

INCOME BEFORE INCOME TAX PROVISION	990	44,706			17,419
INCOME TAX (PROVISION)	(24)	—	24 (6,619	(3) ) (3)	(6,619)

NET INCOME	966	44,706			10,800
PREFERRED DIVIDENDS(4)	(447)	—			(447)

NET INCOME APPLICABLE TO COMMON STOCKHOLDERS AND PARTNERS(4)	$519	$44,706			$10,353

BASIC NET INCOME PER COMMON SHARE(4)(8)	$0.08	N/A			$0.32
DILUTED NET INCOME PER COMMON SHARE(4)(8)	$0.08	N/A			$0.32
WEIGHTED AVERAGE SHARES OUTSTANDING(4)(8):
Basic	6,216	N/A	25,806	(5)	32,022
Fully diluted	6,253	N/A	25,806	(5)	32,059

(see accompanying notes on page 5)

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004

(in thousands of dollars, except per share data)

	Petrohawk Historical	Wynn-Crosby Historical	Pro Forma Adjustments		Petrohawk Pro Forma Adjusted(4)
REVENUES:
Oil and gas	$14,379	$76,059			$90,438
Field services	251	—			251
Other	—	96			96

Total revenue	14,630	76,155			90,785
COSTS AND EXPENSES:
Production:
Lease operations	2,458	14,029			16,487
Production, severance and ad valorem taxes	781	5,025			5,806
Gathering, transportation and other	—	1,000			1,000
Field services	131	—			131
General and administrative	4,017	3,384			7,401
Stock-based compensation	2,925	—			2,925
Full cost ceiling impairment	—	—			—
Depreciation, depletion and amortization	3,532	10,333	(10,333 23,453	) (1) (1)	26,985
Accretion of asset retirement obligations	69	392			461
Other	—	380			380

Total costs and expenses	13,913	34,543			61,576

INCOME (LOSS) FROM OPERATIONS	717	41,612			29,209
OTHER INCOME (EXPENSE):
Financial derivatives, realized	—	(5,483)			(5,483)
Financial derivatives, unrealized	(592)	(2,080)			(2,672)
Equity income of non-affiliates	—	205			205
Investment income	—	19			19
Interest expense	(1,279)	(1,285)	1,285 (6,543	(2) ) (2)	(7,822)
Interest income and other	148	—			148

Total other income (expense)	(1,723)	(8,624)			(15,605)
INCOME (LOSS) BEFORE INCOME TAX PROVISION	(1,006)	32,988			13,604
INCOME TAX PROVISION	24	—	(24) (5,169	(3) ) (3)	(5,169)

NET INCOME (LOSS)	(982)	32,988			8,435
PREFERRED DIVIDENDS(4)	(333)	—			(333)

NET INCOME (LOSS) APPLICABLE TO COMMON STOCKHOLDERS AND PARTNERS(4)	$(1,315)	$32,988			$8,102

BASIC NET INCOME (LOSS) PER COMMON SHARE(4)(8)	$(0.13)	N/A			$0.23
DILUTED NET INCOME (LOSS) PER COMMON SHARE(4)(8)	$(0.13)	N/A			$0.19
WEIGHTED AVERAGE SHARES OUTSTANDING(4)(8):
Basic	9,763	N/A	25,806	(5)	35,569
Fully diluted	9,763	N/A	32,699	(5)	42,462

(see accompanying notes on page 5)

UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

AT SEPTEMBER 30, 2004

(in thousands of dollars)

	Petrohawk Historical	Wynn-Crosby Historical	Pro Forma Adjustments(6)	Petrohawk Pro Forma Adjusted	Pro Forma Adjustments(7)	Petrohawk Pro Forma Adjusted
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$35,096	$8,709	$(35,000)	$8,805		$8,805
Accounts receivable
Oil and gas sales	4,169	22,230		26,399		26,399
Other	598	—		598		598
Prepaid expenses and other	1,113	2,646		3,759		3,759

Total current assets	40,976	33,585		39,561		39,561
PROPERTY AND EQUIPMENT, AT COST:
Oil and gas properties, full cost method
Subject to amortization	87,782	240,976	(240,976 401,210)	488,992		488,992
Not subject to amortization	741	1,839	(1,839 30,000)	30,741		30,741
Other property and equipment	2,482	231		2,713		2,713

	91,005	243,046		522,446		522,446
Allowance for depreciation, depletion and amortization	(43,976)	(98,545)	98,545	(43,976)		(43,976)

	47,029	144,501		478,470		478,470
Other assets	1,713	874	2,500	5,087		5,087

TOTAL ASSETS	$89,718	$178,960		$523,118		$523,118

LIABILITIES AND STOCKHOLDERS' EQUITY(7)
CURRENT LIABILITIES:
Accounts payable and other	$2,570	$23,142		$25,712		$25,712
Commodity hedging contracts	592	5,997		6,589		6,589
Current maturities on long-term debt	—	810	$(810)	—		—
Asset retirement obligation—current portion	220	—		220		220

Total current liabilities	3,382	29,949		32,521		32,521
REVOLVING CREDIT FACILITY	—	39,820	(39,820 160,000)	160,000		160,000
SECOND LIEN FACILITY	—	—	50,000	50,000		50,000
SUBORDINATED CONVERTIBLE NOTE PAYABLE	35,000	—		35,000		35,000
ASSET RETIREMENT OBLIGATION	1,525	9,261		10,786		10,786
STOCKHOLDERS' EQUITY:
Preferred stockholders' equity	1	—	200,000 (15,000)	185,001	(185,000)	1
Common stockholders' equity	14	—		14	26	40
Additional paid-in capital	73,778	—		73,778	184,974	258,752
Treasury stock	(36)	—		(36)		(36)
Partners' capital		99,930	(99,930)	—		—
Accumulated deficit	(23,946)	—		(23,946)		(23,946)

TOTAL STOCKHOLDERS' EQUITY	49,811	99,930		234,811		234,811

TOTAL LIABILITIES, STOCKHOLDERS' EQUITY AND PARTNERS' CAPITAL	$89,718	$178,960		$523,118		$523,118

(see accompanying notes on page 5)

Notes to Unaudited Pro Forma Condensed Consolidated Financial Data

        The unaudited pro forma financial data has been prepared to give effect to the Acquisition and the offering of 2,580,645 shares Series B preferred stock (25,806,450 shares of common stock, post-conversion). Information under the column heading "Pro Forma Adjusted" gives effect to the adjustments related to the Acquisition for related financing activities. The unaudited pro forma condensed consolidated statements are not necessarily indicative of the results of our future operations.

  (1)
  To adjust depreciation, depletion and amortization expense to give effect to the purchase price allocated to the Acquisition using the unit of production method under the full cost method of accounting.

  (2)
  To adjust interest expense to give effect to the anticipated financing activities related to the Acquisition.

  (3)
  To record income tax expense on the combined company results of operations, giving effect to the Acquisition, based on a 38% combined federal and state tax rate.

  (4)
  If the Series B preferred stock is not converted into common stock, the pro forma statements of operations for the year ended December 31, 2003 and for the nine months ended September 30, 2004 would be as follows:

Year Ended December 31, 2003
Petrohawk Pro Forma Adjusted
Net Income	$10,800
Preferred dividends—Series A	(447)
Preferred dividends—Series B	(16,000)

Net loss applicable to common stockholders and partners	$(5,647)

Basic net loss per common share	$(0.91)
Diluted net loss per common share	$(0.91)
Weighted average shares outstanding:
Basic	6,216
Fully diluted	6,216
Nine Months Ended September 30, 2004
Petrohawk Pro Forma Adjusted
Net income	$8,435
Preferred dividends—Series A	(333)
Preferred dividends—Series B	(12,000)

Net loss applicable to common stockholders and partners	$(3,898)

Basic net loss per common share	$(0.40)
Diluted net loss per common share	$(0.40)
Weighted average shares outstanding:
Basic	9,763
Fully diluted	9,763
  (5)
  To record the issuance of 2,580,645 shares of Series B preferred stock at $77.50 per share, net of approximately $15 million of issuance costs and the PHAWK investment in May 2004.

  (6)
  To record the Acquisition, related borrowings under the credit facilities (including debt issuance costs) and the offering.

  (7)
  Records the subsequent conversion of the Series B preferred stock into common stock at a 1 to 10 ratio.

  (8)
  Adjusted retroactively for the one-for-two reverse split of our common stock which occurred May 26, 2004.

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UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2003 (in thousands of dollars, except per share data)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 (in thousands of dollars, except per share data)
UNAUDITED PRO FORMA CONDENSED BALANCE SHEET AT SEPTEMBER 30, 2004 (in thousands of dollars)
Notes to Unaudited Pro Forma Condensed Consolidated Financial Data